EMPLOYMENT AGREEMENT
                              --------------------

     THIS AGREEMENT (the "Agreement") is dated as of this 2nd day of September, 1998, by and between Mega Art Corp., a New York corporation, with an office for purposes of this Agreement at 229 West 28th Street, New York, NY 10001 (hereinafter the "Company" or "Employer"), Ehud Aloni with an address at Pier 40, 2nd Floor, West Side Highway and West Houston Street, New York, New York 10014 (hereinafter the "Employee"), and for purposes of Section 4 of this Agreement only, Unidigital Inc., a Delaware corporation and the Company's parent, with an office for purposes of this Agreement at 229 West 28th Street, New York, New York 10001 (hereinafter "Unidigital").


                                   WITNESSETH:
                                   ----------

     WHEREAS:

            (a) Company wishes to engage the services of Employee to render services for and on its behalf in accordance with the following terms, conditions and provisions; and
            (b) Employee wishes to perform such services for and on behalf of the Company, in accordance with the following terms, conditions and provisions.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions herein contained the parties hereto intending to be legally bound hereby agree as follows:

            1. EMPLOYMENT. Company hereby employs Employee and Employee accepts such employment and shall perform his duties and the responsibilities provided for herein in accordance with the terms and conditions of this Agreement principally in New York City, New York.

     2. EMPLOYMENT STATUS. Employee shall at all times be Company's employee subject to the terms and conditions of this Agreement.

     3. TERM. The term of this Agreement (the "Term") shall commence on September 2, 1998, and shall terminate on August 31, 2001 (the "Termination Date"), for a total term of three (3) years, unless earlier terminated pursuant to the terms and provisions of this Agreement.

     4. POSITION. During Employee's employment hereunder, Employee shall serve as President of the Company. In such position, Employee shall have the full power and authority to manage and conduct all of the business of Mega Art. Employee shall report directly to William E. Dye (or his successor) and to no other person, entity or committee other than William E. Dye (or his successor). Employee shall devote such time necessary to perform his duties hereunder; provided, however, that subject to the terms and conditions of this Agreement, Employee shall be permitted to pursue certain business activities outside of his employment hereunder, provided that such activities do not materially adversely interfere with the Employee's ability to perform his duties and obligations to the Company hereunder. Employee shall be provided with an office, staff and other working facilities consistent with his positions and as required for the performance of his duties. In addition, Company and Unidigital agree to cause Employee to (i) be nominated as a director of the Company and to use their best efforts to cause Employee to be elected to the Board of Directors of the Company (the "Board") and to be retained as a director of the Company, and (ii) be appointed to serve on the Executive Committee of Senior Management (or such other similar committee) (the "Executive Committee") of Unidigital and to cause Employee to be retained as a member of the Executive Committee, during Employee's employment during the Term, as it may be extended.

     5.     COMPENSATION.

            (a) For the performance of all Employee's services to be rendered pursuant to the terms of this Agreement, Company will pay and Employee will accept the following compensation:

                  Base Salary.  During the Term,  Company shall pay the Employee
                  -----------
an initial base annual salary of $200,000 (the "Base Salary") payable in regular installments in accordance with the Company's usual payment practices (which currently is in equal bi-monthly installments). Employee shall be entitled to such further increases, if any, in his Base Salary as may be determined from time to time in the sole discretion of the Board. Employee's Base Salary, as in effect from time to time, is hereinafter referred to as the "Employee's Base Salary".

                  Bonus. During the Term, Employee shall be eligible for and may
                  -----
receive bonuses. The amount of such bonuses, if any, shall be solely within the discretion of the Board or the Compensation Committee thereof and may be in the form of cash or stock options. The Board or the Compensation Committee, as the case may be, will, commensurate with the

Company's policies and practices, consider certain factors in making its determination hereunder, including, but not limited to, the performance, profitability and cash flow of the Mega Art division.

            (b) Company shall deduct and withhold from Employee's compensation all necessary or required taxes, including, but not limited to, Social Security, withholding and any other applicable amounts required by law or any taxing authority.


      6.    EMPLOYEE BENEFITS.

            In addition to the Employee's Base Salary, during the Term hereof and so long as Employee is not terminated, Employee shall receive and be provided health and insurance benefits at the Company's cost, and during Employee's employment hereunder, Employee shall receive and be provided employee benefits (including, without limitation, if offered by the Company, fringe benefits, vacation, automobile, retirement plan participation and life, health, accident and disability insurance, etc. (collectively, "Employee Benefits") on the same basis as those benefits are generally made available to the most senior executives of the Company or other subsidiaries of Unidigital. Employee shall be entitled to receive not less than three weeks of paid vacation per year and if such vacation time is not taken by Employee, in the then current year, Employee at his option may accrue vacation or receive compensation at the then current level.

            7.    BUSINESS EXPENSES AND PERQUISITES.

            (a) Reasonable travel, entertainment and other business expenses incurred by Employee in the performance of his duties hereunder shall be reimbursed by the Company in accordance with Company policies then in effect.

             (b) Company shall provide Employee a new automobile, every three years, including all related maintenance, repairs, insurance parking and other costs. The base annual automobile rental expense shall not exceed $18,000 per annum.

      8.    TERMINATION.

     (a)    For Cause by the Company. (i) Employee's employment hereunder may be
            ------------------------
terminated by the Company for cause. For purposes of this Agreement, "cause" shall mean (A) Employee's unjustified failure to perform his duties hereunder, for the benefit of Mega Art through August 31, 1999, and for the benefit of Unidigital and its subsidiaries thereafter, or to follow reasonable directions of William E. Dye with respect to such duties, provided such failure has a material adverse effect on Mega Art through August 31, 1999, or Unidigital and its subsidiaries thereafter, (B) willful misconduct by Employee in connection with his employment, (C) Employee's conviction of, or plea of nolo contendere to, any crime constituting a felony under the laws of the United States or any State thereof, or any crime constituting a misdemeanor under any such law involving moral turpitude, or (D) Employee's material breach of any of the provisions of this Agreement, provided that the Company delivers a written notice detailing the alleged misconduct to the Employee and the Employee has an opportunity to refute the allegations set forth in such notice in person, or by teleconference, in front of the Board within five (5) business days of receipt of such notice. Any termination for cause without the notice required under this Section 8(a) shall be deemed a termination without cause.

                  (ii) If Employee is terminated for cause, he shall be entitled to receive Employee's Base Salary from Company through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement, including, without limitation, the Non-Competition Consideration (as defined below). All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(a) shall be determined in accordance with the written plans, policies and practices of the Company.

            (b) Disability or Death. (i) Employee's  employment  hereunder shall
                -------------------
terminate upon his death or if Employee becomes physically or mentally incapacitated and is therefore unable (or will as a result thereof, be unable) for a period of six (6) consecutive months or for an aggregate of twelve (12) months in any twenty-four (24) consecutive month period to perform his duties (such incapacity is hereinafter referred to as "Disability"). Any question as to the existence of the Disability of Employee as to which Employee and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to Employee (or a representative of the Employee) and the Company. If Employee and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and Employee shall be final and conclusive for all purposes of the Agreement.

                  (ii) Upon termination of Employee's employment hereunder during the Term for Disability, Employee shall receive from the Company 50% of Employee's Base Salary through the end of the Term and the amount equivalent to 50% of the cash bonus paid in the immediately preceding fiscal year, if any, received by the Employee under the terms of this Agreement, provided that any payment under this Section 8(b)(ii) shall be reduced by the amount of any disability benefits paid to Employee under any other disability plan, program or arrangement maintained and paid for by the Company or its affiliates. Such payments shall be payable in regular installments in accordance with the
Company's usual payment practices (which currently is in bi-monthly installments). Except as provided for in this Section 8(b)(ii), in the event of termination as a result of Disability, Employee shall not be entitled to any further payments of Employee's Base Salary and the Non-Competition Consideration under this Agreement.

                  (iii) Upon termination of Employee's employment hereunder during the Term as a result of death, the Employee's estate or named beneficiary(ies) shall receive from the Company (A) Employee's Base Salary at the rate in effect at the time of Employee's death through the end of the month in which his death occurs and, on a pro rata basis, the cash bonus paid to Employee during the immediately preceding fiscal year, and (B) the proceeds of any life insurance policy maintained for his benefit by the Company pursuant to
Section 6 under this Agreement.

                  (iv) All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(b) shall be determined in accordance with the written plans, policies and practices of the Company and shall be at least equal to those received by employees of the Company.

            (c)  Without  Cause by the  Company.  If  Employee's  employment  is
                 ------------------------------
terminated by the Company without cause (other than Disability or death), then Employee shall be entitled to receive (i) the Employee's Base Salary and, on a pro rata basis, the cash bonus paid to Employee during the immediately preceding fiscal year, from the Company through the end of the Term, payable in regular installments in accordance with the Company's usual payment practices (which currently is in bi-monthly installments), and (ii) the Earn-Out Payment (as defined under that certain Agreement of Purchase and Sale dated as of August 3, 1998, and as amended by that certain letter agreement dated August 28, 1998, among Unidigital, the Company, and the stockholders of the Company). All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(c) shall be determined in accordance with the written plans, policies and practices of the Company. If Employee breaches or threatens to breach any of the covenants set forth in either Section 9 or 10, or both, of this Agreement, Employee shall not be entitled to any further payments under this Section 8(c).

            (d) For Good Reason by  Employee.  (i) The  Employee  may  terminate
                ----------------------------
employment hereunder for good reason immediately and with prompt notice to the Company. "Good reason" for termination by the Employee shall be limited to the following conduct of the

Company: (A) material breach of any provision of this Agreement by the Company, which breach shall not have been cured by the Company within ten (10) days of receipt of written notice of said breach; (B) failure to maintain the Employee in a position commensurate with that referred to in Section 4 of this Agreement including, without limitation, the alteration of the officer to whom the Employee reports without the prior written consent of the Employee; (C) any action by the Company which results in a material diminution of such position, authority, duties or responsibilities, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the Company after receipt of written notice thereof given by the Employee; or (D) if Company's principal executive offices are moved outside of a one hundred (100) mile radius of New York City.

                  (ii) If Employee terminates his employment for good reason, then Employee shall be entitled to receive payments in accordance with the provisions set forth in Section 8(c).

            (e)  Termination  by Employee  Without Good Reason.  (i) If Employee
                 ---------------------------------------------
wishes to terminate his employment with the Company without good reason, Employee must afford the Company with at least six (6) full month's written notice of termination. Such termination shall not be deemed a breach of this Agreement.

                  (ii) If Employee terminates his employment under this Section 8(e), he shall be entitled to receive Employee's Base Salary from Company through the date of termination and Employee shall be entitled to no other payments of Employee's Base Salary under this Agreement, including, without limitation, the Non-Competition Consideration (as defined below). All other benefits, if any, due Employee following Employee's termination of employment pursuant to this Section 8(e) shall be determined in accordance with the written plans, policies and practices of the Company.

            (f) Change of Control.  For purposes of this  Agreement,  "Change of
                -----------------
Control" shall mean (i) any transaction or series of transactions (including, without limitation, a tender offer, merger or consolidation) the result of which is that any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial" owner (as defined in Rule 13(d)(3) under the Exchange Act) of more than fifty percent (50%) of the total aggregate voting power of all classes of the voting stock of Unidigital and/or warrants or options to acquire such voting stock, calculated on a fully diluted basis, or
(ii) a sale of assets constituting all or substantially all of the assets of Unidigital (determined on a consolidated basis). In the event of such a Change of Control, the new entity (if the Company is not the surviving corporation) shall be obligated to perform the Company's obligations under the terms of this Agreement. Notwithstanding the foregoing, such Change in Control shall not release the Company from its liability for the full and faithful performance of all the terms and conditions of this Agreement. Any purported assignment of this Agreement that is not agreed to by Unidigital's successor shall be deemed a termination without cause.

            (g) Loft Lease.  In the event that  Employee is  terminated  for any
                ----------
reason whatsoever, or upon the expiration of the Term hereof, the Company or its successors or assigns shall take all necessary action to assign the lease of a certain loft located at 529-535 West 20th Street, New York, New York to Employee.

      9. NON-DISCLOSURE OF INFORMATION. Employee acknowledges that by virtue of his position he will be privy to the Company's and Unidigital's and its subsidiaries' confidential information including, but not limited to, scientific and proprietary information, research, development, patents and applications thereto, technical information, computer programs, know-how, trade secrets, knowledge, designs, drawings, specifications, concepts, data, reports, methods, processes, documentation, methodology, pricing, marketing plans, acquisition plans, customer lists, salaries, business affairs, suppliers, profits, markets, sales strategies, unique servicing techniques and any other information not available to the general public (hereafter collectively "Confidential Information"). Without the prior written consent of the Company, Employee shall not, during the Term and for a period of two (2) years thereafter, intentionally disclose all or any part of the Confidential Information to any person, firm, corporation, association or any other entity for any reason or purpose whatsoever, nor shall Employee and any other person by, through or with Employee, during the Term and for a period of two (2) years thereafter, intentionally make use of any of the Confidential Information for any purpose or for the benefit of any other person or entity, other than Company or its affiliates, under any circumstances. Company and Employee agree that a violation of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by the Employee of the provisions of this Section 9, Company shall be entitled to an injunction.

     The foregoing to the contrary notwithstanding, no information, written or oral, shall be construed or considered "Confidential Information" and thereby subject to the restrictions of this Section 9 if such information was (i) generally available to the public other than as a result of a disclosure by the Employee or anyone to whom the Employee transmits the information in violation hereof, (ii) in the possession of the Employee or known to him on a non-confidential basis prior to its disclosure to him, (iii) available to the Employee on a non-confidential basis from a source other than Company who is not bound by a confidentiality agreement with Company, (iv) available in trade publications, reference books or other resources and which may be compiled by any person desirous of preparing a report or memorandum containing such information, or (v) required by law to be disclosed.

      10.   RESTRICTIVE COVENANT.

            Without the prior written approval of the Board first obtained:

            (a) During the term of this Agreement and for a period of two (2) years after the termination of this Agreement (the "Restrictive Period"), Employee covenants and agrees that, within fifty (50) miles of the location of any facility at which the Company, Unidigital or its subsidiaries conducts business on the date hereof or at the date of termination, he shall not directly or indirectly (i) manufacture, market or sell any products or services which have the same or substantially the same function and primary application as any existing products or services manufactured by the Company, Unidigital or its subsidiaries on the date hereof or at the date of termination or (ii) engage in, manage, operate, be connected with or acquire any interest in, as an employee, consultant, advisor, agent, owner, partner, co-venturer, principal, director, shareholder, lender or otherwise, any business competitive with the business of the Company, Unidigital or its subsidiaries as conducted on the date hereof or at the date of termination (a "Competitive Business"), except that the Employee may own not more than five percent (5%) of the outstanding shares of any publicly held corporation which is a Competitive Business which has shares listed for trading on a securities exchange registered with the Securities and Exchange Commission or through the automatic quotation system of a registered securities association. Employee further covenants and agrees he shall not, directly or indirectly, in any manner whatsoever interfere with, solicit or disrupt or attempt to interfere with, solicit or disrupt the relationship, contractual or otherwise, between Company, Unidigital or its subsidiaries and any of their respective customers, suppliers, lessees or employees during the Restrictive Period.

            (b) During the Restrictive Period, Employee covenants and agrees that within a radius of fifty (50) miles from each of the place(s) of Company's, Unidigital's or its subsidiaries' business or any other area in which Company, Unidigital or its subsidiaries are engaged in business (at the date of termination), he shall not render any services to any person, firm, corporation, association or other entity to whom any Confidential Information in whole or in part, has been disclosed or is threatened to be disclosed in violation of this Agreement.

            (c) Company and Employee agree that a violation of either of the foregoing covenants will cause irreparable injury to the Company, and that in the event of a breach or threatened breach by Employee of the provisions of this Section 10, Company shall be entitled to an injunction.

            (d) During the Restrictive Period, in consideration for the restrictive covenants set forth in this Section 10, Company shall make annual payments to the Employee of $25,000 (the "Non-Competition Consideration"), payable in regular installments in accordance with the Company's usual payment practices (which currently is in equal bi-monthly installments); provided, however, that if Employee breaches or threatens to breach the covenants set forth in either Section 9 or 10, or both, of this Agreement, he shall not be entitled to any further payments under this Section 10(d).

            (e)(i) The Restrictive Period (together with the Company's obligation to pay the Non-Competition Consideration) shall be terminated immediately in the event that Unidigital:

                        (A) admits in  writing  its  inability  to pay its debts
            generally as they become due;

                        (B) files a petition in bankruptcy or a petition to take
            advantage of any insolvency act;

                        (C) is adjudicated  bankrupt on a petition in bankruptcy
            filed against it; or

                        (D) through the Company, terminates the Employee without
            cause or the Employee terminates his employment hereunder for good reason.


                        (ii) The Restrictive Period (together with the Company's obligation to pay the Non-Competition Consideration) shall be reduced to a period of six (6) months after the termination of this Agreement in the event that the closing price of Unidigital's common stock on the Nasdaq National Market (or such other quotation system or exchange on which Unidigital's common stock is then traded) as reported by Nasdaq on the date of termination of this Agreement (other than termination for cause by the Company or termination by the Employee without good reason prior to the end of the Term hereof) is less than $4.00 per share (as proportionately adjusted for any increase or decrease in the number of issued shares of Unidigital's common stock resulting from a stock split, stock dividend, combination or reclassification of Unidigital's common stock).

            (f) Employee  acknowledges  that the restrictions  contained in this
Section 10 are reasonable. In that regard, it is the intention of the parties to this Agreement that the provisions of this Section 10 shall be enforced to the fullest extent permissible under the law and public policy applied in each jurisdiction in which enforcement is sought. Accordingly, if any portion of this
Section 10 shall be adjudicated or deemed to be invalid or unenforceable, the remaining portions shall remain in full force and effect, and such invalid or unenforceable portion shall be limited to the particular jurisdiction in which such adjudication is made.

      11. BREACH OR THREATENED BREACH OF COVENANTS. In the event of Employee's actual or threatened breach of his obligations under either Section 9 or 10, or both, of this Agreement, in addition to any other remedies Company may have, Company shall be entitled to obtain a temporary restraining order and a preliminary and/or permanent injunction restraining the other from violating these provisions. Nothing in this Agreement shall be construed to prohibit Company from pursuing and obtaining any other available remedies which Company may have for such breach or threatened breach, whether at law or in equity, including the recovery of damages from the other.

      12. REPRESENTATIONS AND WARRANTIES BY EMPLOYEE. Employee hereby warrants and represents that he is not subject to or a party to any restrictive covenants or other agreements that in any way preclude, restrict, restrain or limit him
(a) from being an Employee of Company, (b) from engaging in the business of Company in any capacity, directly or indirectly, and (c) from competing with any other persons, companies, businesses or entities engaged in the business of Company.

      13. ARBITRATION. Except as set forth in Section 11, any controversy or claim arising out of or relating to this Agreement, the performance thereof of its breach or threatened breach shall be settled by arbitration in the State of New York, County of New York in accordance with the then governing rules of the American Arbitration Association. The findings of the arbitration panel or arbitrator shall be final and binding upon the parties. Judgment upon any arbitration award rendered may be entered and enforced in any court of competent jurisdiction. In no event may the arbitration determination change Employee's compensation, title, duties or responsibilities, the entity to whom Employee reports or the principal place where Employee is to render his services.

      14. NOTICES. Any notice required, permitted or desired to be given under this Agreement shall be sufficient if it is in writing and (a) personally delivered to Employee or William E. Dye, as an authorized member of Company, (b) sent by overnight delivery, or (c) sent by registered or certified mail, return receipt requested, to Employer's or Employee's address as provided in this Agreement or to a different address designated in writing by either party. In all instances of notices to be given to Company, a copy by like means shall be delivered to Company's counsel care of Buchanan Ingersoll Professional Corporation, 500 College Road East, Princeton, NJ 08540, Attn: David Sorin, Esq. In all instances of notices to be given to Employee, a copy by like means shall be delivered to Employee's counsel care of Orrick, Herrington & Sutcliffe LLP, 30 Rockefeller Plaza, New York, New York 10112, Attn: Rubi Finkelstein, Esq. Notice is deemed given on the day it is delivered personally or by overnight delivery, or five (5) business days after it is mailed, if transmitted by the United States Post Office.

      15. ASSIGNMENT. Employee acknowledges that his services are unique and personal. Accordingly, Employee may not assign his rights or delegate his duties or obligations under this Agreement. Company's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Company's successors and assigns. Company has the absolute right to assign its rights and benefits under the terms of this Agreement.

      16. WAIVER OF BREACH. Any waiver of a breach of provision of this Agreement, or any delay of failure to exercise a right under a provision of this Agreement, by either party, shall not operate or be construed as a waiver of that or any other subsequent breach or right.

      17. ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties. It may not be changed orally but only by an agreement in writing which is signed by the parties. The parties hereto agree that any existing employment agreement between them shall be terminated as of the date of this Agreement.

      18. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York without giving regard to conflicts of law principles.

      19. SEVERABILITY. The invalidity or non-enforceability of any provision of this Agreement or application thereof shall not affect the remaining valid and enforceable provisions of this Agreement or application thereof.

      20. SURVIVAL. The obligations of Employee set forth in Sections 9, 10, 11 and 13 represent independent covenants by which Employee is and will remain bound notwithstanding any breach by the Company, and shall survive the termination of this Agreement.

      21. CAPTIONS. Captions in this Agreement are inserted only as a matter of convenience and reference and shall not be used to interpret or construe any provisions of this Agreement.

      22. GRAMMATICAL USAGE. In construing or interpreting this Agreement, masculine usage shall be substituted for those feminine in form and vice versa, and plural usage shall be substituted or singular and vice versa, in any place in which the context so requires.

      23. CAPACITY. Employee has read and is familiar with all the terms and conditions of this Agreement and has the capacity to understand such terms and conditions hereof. By executing this Agreement, Employee agrees to be bound by this Agreement and the terms and conditions hereof.

      24.  COUNTERPARTS.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Agreement.



                            [signature page follows]

      IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first hereinabove written.


                                    MEGA ART CORP.

                                        /s/ William E. Dye
                                    By: ----------------------
                                        Name:  William E. Dye
                                        Title:  Chief Executive Officer




                                    EMPLOYEE

                                    /s/ Ehud Aloni
                                    --------------------------
                                    Ehud Aloni

      For purposes of Section 4 of this Agreement only, the undersigned has executed this Agreement as of the date first hereinabove written.

                                    UNIDIGITAL INC.

                                        /s/ William E. Dye
                                    By: ----------------------
                                        Name:  William E. Dye
                                        Title:  Chief Executive Officer